UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2018

SEAGATE TECHNOLOGY PUBLIC

LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On May 31, 2018, Seagate Technology plc (the “Company”) and a consortium of investors led by Bain Capital Private Equity consummated the previously announced acquisition of Toshiba Memory Corporation (the “Acquisition”) by K. K. Pangea, a Japanese company (“Pangea”) formed by the investors for purposes of the Acquisition. The Company funded the investment by utilizing cash from its balance sheet consisting of JPY 139.5 billion (equivalent to USD 1.27 billion) to purchase non-convertible preferred securities of Pangea, as contemplated by the Equity Commitment Letter (“ECL”) executed on September 28, 2017.

The foregoing description of the ECL is qualified in its entirety by reference to the full text of the ECL, which was filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 29, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.

99.1	Press release, dated June 1, 2018, of Seagate Technology plc entitled “Seagate Completes Investment in Bain Capital Private Equity Acquisition of Toshiba Memory Corporation”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ DAVID H. MORTON, JR.
Name:	David H. Morton, Jr.
Title:	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 31, 2018